As filed with the Securities and Exchange Commission on May 1, 2008
Registration No. 333-_______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BorgWarner Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3404508 (I.R.S. employer identification number)
___________________________

3850 Hamlin Road
Auburn Hills, MI 48326
(248) 754-9200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

BORGWARNER MORSE TEC INC., ITHACA PLANT RETIREMENT SAVINGS PLAN
(Full title of the plan)
___________________________

John J. Gasparovic, Esq.
Vice President, General Counsel, and Secretary
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, MI 48326
(248) 754-9200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
___________________________

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer X	Accelerated filer 	Non-accelerated filer 	Smaller reporting company 
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000 shares	$49.09	$49,090,000.00	$1929.23

(1)  The number of shares registered may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover such additional shares.   In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the employee benefit plan described herein that are separate securities and are required to be registered under the Securities Act.

(2)  Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.  The proposed maximum offering price is based upon the average high and low sales prices of the Common Stock as reported on the New York Stock Exchange on April 29, 2008 ($49.09).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

On February 22, 1994, BorgWarner Inc, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (File No. 33-75568 in order to register (i) an indeterminate amount of interests in the Company’s BorgWarner Morse TEC Inc., Ithaca Plant Retirement Savings Plan (the “Plan”) and (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which shares may consist of shares already issued or newly issued shares, issuable in connection with the Plan.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) for purposes of registering an additional 1,000,000 shares of the Company’s Common Stock (which shares may consist of shares already issued or newly issued shares) under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of registration statement no. 33-75568 are incorporated herein by this reference.

Item 3.  Incorporation of Documents by Reference.

The following documents filed by BorgWarner Inc. (Commission File No. 1-12162) (the “registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(a)                 the registrant’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)                 the registrant’s proxy statement on Schedule 14A, relating to its annual meeting of stockholders held on April 30, 2008, filed on March 20, 2008;

(c)                 the description of the registrant’s common stock contained in its registration statement on From S-3/A (registration no. 333-84931) filed on September 21, 1999, including any amendment or report filed for the purposes of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectus.

The registrant shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated).  Requests should be directed to BorgWarner Inc., 3850 Hamlin Road, Auburn Hills, Michigan 48326, Attention:  Corporate Secretary; telephone: (248) 754-9200.

Item 8.  Exhibits.

The following exhibits are furnished with this Registration Statement:

Exhibit No.                      Description

5.1	Opinion and consent of John J. Gasparovic, Vice President, General Counsel and Secretary of the registrant.*

10.1	BorgWarner Morse TEC Inc., Ithaca Plant Retirement Savings Plan*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of John J. Gasparovic, Vice President, General Counsel and Secretary (contained in Exhibit 5.1)*

24.1	Powers of attorney (contained in the signature pages hereto).*

_____________________________

* Filed herewith.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  SIGNATURES

The registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on April 30, 2008.

BORGWARNER INC., a Delaware corporation

By: /s/ Timothy M. Manganello
Name: Timothy M. Manganello
Title:	Chairman of the Board and Chief Executive Officer

Officers of the registrant.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.  By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Timothy M. Manganello, Robin J. Adams and John J. Gasparovic, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission.  Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Signatures	Title	Date
Principal Executive Officer: /s/ Timothy M. Manganello Timothy M. Manganello	Chairman of the Board and Chief Executive Officer	April 30, 2008
Principal Financial Officer: /s/ Robin J. Adams Robin J. Adams	Executive Vice President, Chief Financial Officer and Chief Administrative Officer	April 30, 2008
Principal Accounting Officer: /s/ Jeffrey L. Obermayer Jeffrey L. Obermayer	Vice President and Controller	April 30, 2008

Directors of the registrant.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.  By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Timothy M. Manganello, Robin J. Adams and John J. Gasparovic, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission.  Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Signatures	Title	Date
Directors: /s/ Timothy M. Manganello Timothy M. Manganello	Director, Chairman of the Board and Chief Executive Officer	April 30, 2008
/s/ Robin J. Adams Robin J. Adams	Director, Executive Vice President, Chief Financial Officer and Chief Administrative Officer	April 30, 2008
* Phyllis O. Bonanno	Director	April 30, 2008
* David T. Brown	Director	April 30, 2008
* Jere A. Drummond	Director	April 30, 2008
* Alexis P. Michas	Director	April 30, 2008
* Ernest J. Novak, Jr.	Director	April 30, 2008
* Richard O. Schaum	Director	April 30, 2008
* Thomas T. Stallkamp	Director	April 30, 2008
* Timothy M. Manganello	*as attorney-in-fact for those individuals marked by an asterisk	April 30, 2008

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on April 30, 2008.

BORGWARNER MORSE TEC INC., ITHACA PLANT RETIREMENT SAVINGS PLAN

By: /s/ Angela D'Aversa
Name: Angela D' Aversa
Title: Committee Member

EXHIBIT INDEX

                        Exhibit No.                                        Description

5.1	Opinion and consent of John J. Gasparovic, Vice President, General Counsel and Secretary of the registrant.*

10.1	BorgWarner Morse TEC Inc., Ithaca Plant Retirement Savings Plan*

23.1	Consent of Deloitte & Touche LLP*.

23.2	Consent of John J. Gasparovic, Vice President, General Counsel and Secretary of the registrant (contained in Exhibit 5.1)*

24.1	Powers of attorney (contained in the signature pages hereto).*

_____________________________

*           Filed herewith.